UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2005
Date of Report (Date of earliest event reported)

COLLEGE PARTNERSHIP, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30323	84-1416023
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 South Allison Parkway, Suite 100, Lakewood, CO 80225
(Address of principal executive offices) (Zip Code)

(303) 804.0155
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On March 15, 2005, Edward Doody announced his resignation the Company's President  effective March 17, 2005.  Mr Doody will remain with the Company as Senior Advisor to the President.  Mr Doody will be focusing on closing large corporate and other large accounts through which we will market our services to their employees/members.

(b) On March 15, 2005 the Company announced effective March 17, 2005 the appointment of William H. Waldrop to President and Chief Operating Officer of College Partnership, Inc.  Mr .Waldrop was the Executive Vice President, Business Development for College Partnership, Inc. and President/CEO of Vision Direct Marketing, a wholly owned subsidiary of College Partnership.  Mr. Waldrop will continue serving in his capacity with Vision Direct Marketing.

(c) On March 15, 2005 the Company announced that Mark S. Eagle was appointed to the position of Chief Administrative Officer for College Partnership, Inc.

Item 5.03 Amendments to Company's Articles and/or By-Laws.

(a) On March 15, 2005 the shareholders and Board of Directors approved increasing the capital stock of the company to 75,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

(b) On March 15, 2005 the shareholders and Board of Directors approved changes to the By-Laws to clarify the roles of the officers.

The amendment By-Laws and Articles are attached as ana exhibit herewith.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None

Exhibits

99.2A   Amended Certificate of Incorporation

99.2B    Amended By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        COLLEGE PARTNERSHIP, INC.

Dated: March 16, 2005                                           By: /s/ J. Wade Mezey, Esq.
                                                                   -----------------------------------------

                                                                                           J. Wade Mezey, Chief Legal Officer